 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aspira Women’s Health Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASPIRA • WOMEN'S HEALTH- Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 ASPIRA WOMEN’S HEALTH INC. ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 22, 2021 8:00 a.m. (Eastern Daylight Time) Online via live webcast at: reqister.proxvpush.com/awh Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 22, 2021. Notice is hereby given that the Annual Meeting of Stockholders of Aspira Women’s Health Inc. will be held on June 22, 2021 at 8:00 a.m. (Eastern Daylight Time). This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at www.proxydocs.com/AWH If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before June 10, 2021 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of directors: 01 Sandra Brooks, M.D., M.B.A. 03 James T. LaFrance 05 Nicole Sandford 02 Veronica G.H. Jordan, Ph.D. 04 Valerie B. Palmieri 2. Advisory vote to approve the compensation of the Company’s named executive officers. 3. Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxypush.com/AWH • Use the Internet to vote your proxy 24 hours a day. • Please have this Notice available. Follow the instructions to vote your proxy. Scan OR code to the right for mobile voting. Your Internet vote authorizes the named proxies, Valerie B. Palmieri and Robert Beechey, to vote your shares in the same manner as if you marked, signed and returned your proxy card.

be required to enter your control number which is located in the upper right hand comer on the reverse side of this Notice. • After registering, you will receive a confirmation eand an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.